AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") dated as of January 1, 2001 between Computone Corporation, a Delaware corporation having its principal place of business at Suite 100, 1060 Windward Ridge Parkway, Alpharetta, Georgia 30005 (the "Employer") and Keith H. Daniel, an individual residing at 560 Croydon Lane, Alpharetta, Georgia 30022 (the "Employee").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Employer and the Employee are parties to a certain Employment Agreement dated as of February 1, 1999 (the "Prior Agreement") that set forth and confirmed their respective rights and obligations with respect to the Employee's employment by the Employer; and

     WHEREAS, the Employer and the Employee desire to clarify and amend certain provisions of the Prior Agreement and to restate the Prior Agreement as so clarified and amended in its entirety as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1.   EMPLOYMENT AND TERM.

          (a) Effective as of February 1, 1999 (the "Effective Date"), the Employer shall employ the Employee, and the Employee shall be employed by the Employer, as the Chief Financial Officer of the Employer (the "Position"), in accordance with the terms and subject to the conditions set forth herein for a term (the "Initial Term") which shall commence on the Effective Date and, subject to paragraphs 1(b) and 1(c) hereof, shall terminate, on February 15, 2002.

          (b) Unless written notice in accordance with this paragraph 1 terminating the Employee's employment hereunder is given by either the Employer or the Employee not less than 180 days in advance of the termination date of this Agreement, this Agreement shall be automatically extended for successive terms of one year (each, a "Renewal Term"). The Initial Term and each Renewal Term are collectively referred to herein as the "Term," and, unless otherwise provided herein or agreed by the parties hereto, all of the terms and conditions of this Agreement shall continue in full force and effect throughout the Term and, with respect to those terms and conditions that apply after the Term, after the Term.

          (c) Notwithstanding paragraph 1(b) hereof, the Employer, by action of its Board of Directors (the "Board") and effective as specified in a written notice thereof to the Employee in accordance with the terms hereof, shall have the right to terminate the Employee's employment hereunder at any time during the Term hereof, but only for Cause (as defined herein) or on account of the Employee's death or Permanent Disability (as defined herein) as of the date of such death or Permanent Disability.

               (i) "Cause" shall mean (A) the Employee's willful and continued failure substantially to perform his material duties with the Employer, or the commission by the Employee of any activities constituting a violation or breach under any material federal, state or local law or regulation applicable to the activities of the Employer after notice thereof from the Employer to the Employee and a reasonable opportunity for the Employee to cease such failure, breach or violation in all material respects, (B) fraud, breach of corporate opportunity, dishonesty, misappropriation or other intentional material damage to the property or business of the Employer by the Employee, (C) the Employee's habitual intoxication or drug addiction or repeated absences other than for physical or mental impairment or illness, (D) the Employee's admission or conviction of, or plea of nolo contendere to, any felony that, in the reasonable judgment of the Board, adversely affects the Employer's reputation or the Employee's ability to carry out his obligations under this Agreement or (E) the Employee's non-compliance with the provisions of paragraphs 2(b) or 6(b) hereof after notice thereof from the Employer to the Employee and a reasonable opportunity for the Employee to cure such non-compliance.

               (ii) "Permanent Disability" shall mean a physical or mental disability such that the Employee is substantially unable to perform those duties that he would otherwise be expected to continue to perform and the nonperformance of such duties has continued for a period longer than 90 consecutive days, provided, however, that in order to terminate the Employee's employment hereunder on account of Permanent Disability, the Employer must provide the Employee with written notice of the Board's good faith determination to terminate the Employee's employment hereunder for reason of Permanent Disability not less than 30 days prior to such termination which notice shall specify the date of termination. Until the specified effective date of termination by reason of Permanent Disability, the Employee shall continue to receive compensation at the rates set forth in paragraph 3 hereof less any payments received by the Employee pursuant to the Employer's short-term disability insurance coverage. No termination of this Agreement because of the Permanent Disability of the Employee shall impair any rights of the Employee under any disability insurance policy maintained by the Employer at the commencement of the aforesaid 90-day period.

          (d) (i) If the Employer terminates the Employee's employment hereunder for any reason other than for Cause or on account of the Employee's death or Permanent Disability and such termination occurs as of a date that is within 180 days preceding or within 180 days after the consummation of a Change in Control (as defined herein) (such 180-day periods being hereinafter collectively referred to as a "Change in Control Period"), the Employer shall pay to the Employee within 30 days after the event giving rise to such payment occurs an amount equal to the sum of (x) (1) the Employee's Base Salary (as defined herein) accrued through the date of termination of the Employee's employment hereunder and (2) any Bonus (as defined herein) required to be paid to the Employee pursuant to paragraph 3(b) hereof, with such payments described in clauses (x)(1) and (x)(2) hereof being collectively referred to herein as the "Accrued Obligations" and (y) a severance payment equal to the Employee's annual Base Salary as of the effective date of termination of the Employee's employment hereunder.

               (ii) If: (A) the Employer terminates the Employee's employment hereunder for Cause, (B) this Agreement is terminated as a result of the death or Permanent Disability of the Employee or (C) the Employer gives notice of non-renewal of this Agreement effective as of a date that is not within a Change in Control Period, the sole obligation of the Employer shall be to pay the Accrued Obligations to the Employee.

               (iii) "Change of Control" shall mean (A) the acquisition of shares of the Employer by any "person" or "group" (as such terms are used in Rule 13d-3 under the Securities Exchange Act of 1934 as now or hereafter amended) in a transaction or series of transactions that result in such person or group directly or indirectly first owning beneficially more than 35% of the Employer's Common Stock after the date of this Agreement, (B) the consummation of a merger or other business combination after which the holders of voting capital stock of the Employer do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Employer or (C) as the result of or in connection with any cash tender offer or exchange offer, merger or other business combination, sale of assets or contested election of directors or any combination of the foregoing transactions (a "Transaction"), the persons who constituted a majority of the members of the Board on the date hereof and persons whose election as members of the Board was approved by such members then still in office or whose election was previously so approved after the date hereof, but before the event that constitutes a Change of Control, no longer constitute such a majority of the members of the Board then in office. A Transaction constituting a Change in Control shall only be deemed to have occurred upon the closing of the Transaction.

          (e) Any notice of termination of this Agreement by the Employer to the Employee or by the Employee to the Employer shall be given in accordance with the provisions of paragraph 10 hereof.

     2.   DUTIES OF THE EMPLOYEE.

          (a) Subject to the ultimate control and discretion of the Board, the Employee shall serve in the Position and perform all duties and services commensurate with the Position. Throughout the Term, the Employee shall perform all duties reasonably assigned or delegated to him under the By-laws of the Employer or from time to time by the Board consistent with the Position. Except for travel normally incidental and reasonably necessary to the business of the Employer and the duties of the Employee hereunder, the duties of the Employee shall be performed in the greater Atlanta, Georgia metropolitan area.

          (b) The Employee shall devote substantially all of the Employee's business time and attention to the performance of the Employee's duties hereunder and, during the term of his employment hereunder, the Employee shall not engage in any other business enterprise which requires any significant amount of the Employee's personal time or attention, unless granted the prior permission of the Board. The foregoing provision shall not prevent the Employee's purchase, ownership or sale of any interest in, or the Employee's engaging (but not to exceed an average of five hours per week) in, any business which does not compete with the business of the Employer, the Employee's taking actions permitted by paragraph 6(b) hereof or the Employee's involvement in charitable or community activities, provided, that the time and attention which the Employee devotes to such business and charitable or community activities does not materially interfere with the performance of his duties hereunder.

          (c) The Employee shall be entitled to fifteen (15) business days of leave during each calendar year with full compensation for vacation to be taken at such time or times, as the Employee and the Employer shall mutually determine. No more than fifteen (15) days of vacation may be carried over from year to year. Such vacation shall be separate from time devoted by the Executive to trade shows, customer visits, seminars and other business-related activities.

     3. COMPENSATION. For all services to be rendered by the Employee hereunder:

          (a) BASE SALARY. Effective January 1, 2001, the Employer shall pay the Employee (i) a base salary (the "Base Salary") at an annual rate of One Hundred Forty-Five Thousand Dollars ($145,000) during the Initial Term and each Renewal Term and (ii) such other compensation as may, from time to time, be determined by the Employer in its sole discretion. Such salary and other compensation shall be payable in accordance with the Employer's normal payroll practices as in effect from time to time.

          (b)  INCENTIVE BONUS.

               (i) During each year of the Term, the Executive shall be eligible to receive an annual incentive bonus (the "Bonus") based upon the Employer's Net Income during its immediately preceding fiscal year. For the purposes of this Agreement, "Net Income" with respect to any fiscal year shall mean the Employer's annual net income as set forth in its audited consolidated financial statements for such fiscal year, after taking into account the payment or accrual of the Bonus, if any, payable to the Executive during such fiscal year. The amount of the Bonus for each fiscal year of the Employer during the Term shall be computed as follows:

                  Amount of Net Income
              During Preceding Fiscal Year                Amount of the Bonus
              ----------------------------                -------------------

  For fiscal year ended March 31, 2002:
      At least $0 but not more than $500,000                    $ 37,500
      More than $500,000                                          75,000

  For fiscal year ended March 31, 2003:
      At least $1,000,000 but not more than $1,500,000          $ 37,500
      More than $1,500,000                                        75,000

If the Executive is not employed for the entire fiscal year, then a pro rata share of the bonus shall be deemed as earn. The Bonus for each year during the Term shall be paid not later than 90 days after the end of the Employer's fiscal year with respect to which the Bonus is being paid.

     (c)  STOCK OPTIONS.

               (i) On the Effective Date, the Employer granted the Employee non-qualified stock options to purchase an aggregate of 75,000 shares of the Employer's Common Stock with an exercise price per share of $1.88. Such options shall become vested and become exercisable for a period of ten years from the date hereof in installments as follows:

                    (A) options to purchase 25,000 shares shall become vested and become exercisable on and after the date of commencement of the Employee's employment by the Employer;

                    (B)  options to purchase  25,000  shares shall become vested
                         and   become   exercisable   on  and  after  the  first
                         anniversary of the date hereof; and

                    (C)  options to purchase  25,000  shares shall become vested
                         and  become   exercisable   on  and  after  the  second
                         anniversary of the date hereof.

               (ii) On December 28, 2000, the Employer shall granted the Employee non-qualified stock options to purchase an aggregate of 60,000 shares of the Employer's Common Stock with an exercise price per share of $2.062. Such options shall become vested and become exercisable for a period of ten years from the date hereof in installments as follows:

                    (A) options to purchase 30,000 shares shall become vested and become exercisable on and after the date hereof;

                    (B)  options to purchase  30,000  shares shall become vested
                         and   become   exercisable   on  and  after  the  first
                         anniversary of the date hereof; and

               (iii) Effective on the date this Agreement is executed, the Employer shall grant the Employee options, which shall be non-qualified stock options, to purchase an aggregate of 100,000 shares of the Employer's Common Stock with the exercise price per share to be equal to the closing bid price of one share of the Employer's Common Stock as reported on the OTC Bulletin Board on the date of such grant. Such options shall become vested and become exercisable for a period of ten years from the date hereof in installments as follows:

                    (A) options to purchase 50,000 shares shall become vested and become exercisable on and after the date hereof;

                    (B)  options to purchase  50,000  shares shall become vested
                         and   become   exercisable   on  and  after  the  first
                         anniversary of the date hereof; and

               (iv) The options referred to in clause (i), (ii) and (iii) of paragraph 3(c) shall have the following additional terms and conditions:

                    (A) Such options shall become fully vested and immediately exercisable following a Change in Control and shall remain exercisable for a period of ten years from the date hereof;

                    (B) Such options to the extent not then vested shall terminate immediately in the event of (A) a termination of this Agreement by the Employer for Cause or (B) the resignation of the Employee;

                    (C) After such options become vested and become exercisable they shall remain exercisable until the earlier of (A) the expiration of their term or (B) one year after the termination of this Agreement by the Employer because of the Employee's death or Permanent Disability; and

                    (D) The Employer shall prepare and file a Form S-8 registration statement with the Securities and Exchange Commission as promptly as practicable after the date hereof for the purpose of registering the Common Stock of the Employer issuable upon exercise of such options.

          (d) AUTOMOBILE. Effective January 1, 2001, the Employer shall provide the Executive with an automobile allowance of $600 per month payable semi-monthly irrespective of the Executive's use of such allowance for an automobile or otherwise. To the extent any of such automobile benefits are taxable to the Executive, the Executive shall be solely responsible for such taxes.

          (e) OTHER BENEFITS. From and after the date hereof and throughout the Term, the compensation provided for in this paragraph 3 shall be in addition to such rights as the Employee may have, during the Employee's employment hereunder or thereafter, to participate in and receive benefits from or under the Employer's medical, term life and disability insurance plans and such other benefit plans the Employer may in its discretion establish for its employees or executives.

     4. EXPENSES. The Employer shall promptly reimburse the Employee for all reasonable expenses paid or incurred by the Employee in connection with the performance of the Employee's duties and responsibilities hereunder, upon presentation of expense vouchers or other appropriate documentation therefor.

     5. INDEMNIFICATION. The Employer shall indemnify the Employee, to the fullest extent permitted by law, for any and all liabilities to which the Employee or his Estate may be subject as a result of, in connection with or arising out of his service as an employee, an officer or a director of the Employer hereunder or his service as an employee, officer or director of another enterprise at the request of the Employer, as well as the costs and expenses (including attorneys' fees) of any legal action brought or threatened to be brought against him or the Employer as a result of, in connection with or arising out of such employment. The Employer will advance professional fees and disbursements to the Employee in connection with any such legal action, provided the Employee delivers to the Employer his undertaking to repay any expenses so advanced in the event it is ultimately determined that the Employee is not entitled to indemnification against such expenses. Expenses reasonably incurred by the Employee in successfully establishing the right to indemnification or advancement of expenses, in whole or in part, pursuant to this paragraph 5, shall also be indemnified by the Employer. The Employee shall be entitled to the full protection of any insurance policies which the Employer may elect to maintain generally for the benefit of their respective directors and officers. The rights granted under this paragraph 5 shall survive the termination of this Agreement.

     6.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.

          (a) The Executive understands that in the course of his employment by the Employer, the Executive will receive confidential information concerning the business of the Employer, which the Employer desires to protect. The Executive agrees that he will not at any time during or after the period of his employment by the Employer reveal to anyone outside the Employer, or use for his own benefit for as long as such information remains confidential, any such information that has been designated as confidential by the Employer or understood by the Executive to be confidential, without specific written authorization by the Employer. Upon termination of this Agreement, and upon the request of the Employer, the Executive shall promptly deliver to the Employer any and all written materials, records and documents, including all copies thereof, made by the Executive or coming into his possession during the Term and retained by the Executive containing or concerning confidential information of the Employer.

          (b) The Executive agrees with the Employer that during the Term of this Agreement and for a period of 18 months following the termination or expiration of the Executive's employment hereunder the Executive will not, without the prior written consent of the Employer, (i) solicit business or employment, directly or indirectly, from any person who was a client or customer of the Employer or an affiliate of the Employer during the twelve month period preceding the termination or expiration of the Executive's employment, (ii) induce or attempt to persuade any employee of the Employer to terminate his employment with the Employer or to enter into the employ of any other business in competition with the Employer or (iii) engage as an officer, director or employee of, or a consultant to, or in any way be associated in a management or ownership capacity with, any corporation, partnership or other enterprise or venture which conducts a business that is in competition with the business of the Employer at the time of such termination or expiration, provided, however, that the Executive may own not more than 4.99% of the outstanding securities, or equivalent equity interests, of any corporation or firm which is in competition with the business of the Employer.

          (c) The Executive acknowledges that his compliance with the agreements in paragraphs 6(a) and 6(b) hereof is necessary to protect the good will and other proprietary interests of the Employer and that he is conversant with the Employer's affairs, clients and other proprietary information. The Executive acknowledges that a breach of his agreements in paragraphs 6(a) or 6(b) hereof or his failure to perform such agreements in accordance with their specific terms will result in irreparable and continuing damage to the business of the Employer for which there will be no adequate remedy at law, and the Executive agrees that in the event of any breach of the aforesaid agreements, the Employer shall be entitled to injunctive relief to enforce specifically paragraphs 6(a) and 6(b) and to such other and further relief as may be proper.

          (d) The provisions of this paragraph 6 shall survive the termination or expiration of this Agreement.

     7. REPRESENTATION AND WARRANTY OF THE EMPLOYEE. The Employee represents and warrants that he is not under any obligation, contractual or otherwise, to any other firm or corporation, which would prevent his entry into the employ of the Employer or his performance of the terms of this Agreement.

     8. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the Employer and the Employee with respect to the subject matter hereof, and supersedes all prior contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, including without limitation, the Consulting Agreement between the Employer and the Employee dated as of October 29, 1998 (the "Prior Consulting Agreement"), except as herein contained. The Employee and the Employer understand and agree that the Prior Consulting Agreement was terminated effective as of the Effective Date, subject to the terms of this Agreement. The Employee acknowledges and agrees that all obligations of the Employer under the Prior Consulting Agreement, including without limitation, the payment of any money, have been satisfied. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by the parties hereto.

     9. ASSIGNABILITY. This Agreement shall be binding upon, and inure to the benefit of, the Employer and its successors and assigns hereunder. This Agreement shall not be assignable by the Employee, but shall inure to the benefit of the Employee's heirs, executors, administrators and legal representatives.

     10. NOTICE. Any notice which may be given hereunder shall be in writing and be deemed given when hand delivered and acknowledged or, if mailed, one day after mailing by registered or certified mail, return receipt requested, to either party hereto at their respective addresses stated above, or at such other address as either party may by similar notice designate, provided that a photocopy of such notice is dispatched at the same time as the notice is mailed.

     11. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties (and the Employee's heirs, executors, administrators and legal representatives) any rights or remedies of any nature under or by reason of this Agreement.

     12. SUCCESSOR LIABILITY. The Employer shall require any subsequent successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place.

     13. ARBITRATION. Any dispute which may arise between the parties hereto shall be submitted to binding arbitration in Atlanta, Georgia in accordance with the Rules of the American Arbitration Association; provided that any such dispute shall first be submitted to the Board in an effort to resolve such dispute without resort to arbitration, and provided, further, that the Board shall have a period of 60 days within which to respond to the Employee's submitted dispute, and if the Board fails to respond within said time, or the Employee's dispute is not resolved, the matter may then be submitted for arbitration.

     14. WAIVER OF BREACH. The failure at any time to enforce or exercise any right under any of the provisions of this Agreement or to require at any time performance by the other parties of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party hereafter to enforce or exercise its rights under each and every provision in accordance with the terms of this Agreement.

     15. SEVERABILITY. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision, or any part thereof, but this Agreement shall be construed as if such invalid or unenforceable term, phrase, clause, paragraph, restriction, covenant, agreement or other provision had never been contained herein unless the deletion of such term, phrase, clause, paragraph, restriction, covenant, agreement or other provision would result in such a material change as to cause the covenants and agreements contained herein to be unreasonable or would materially and adversely frustrate the objectives of the parties as expressed in this Agreement.

     16. SURVIVAL OF BENEFITS. Any provision of this Agreement which provides a benefit to the Employee and which by the express terms hereof does not terminate upon the expiration of the Term shall survive the expiration of the Term and shall remain binding upon the Employer until such time as such benefits are paid in full to the Employee or his Estate.

     17. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without giving effect to principles of conflict of laws. All headings in this Agreement have been inserted solely for convenience of reference only, are not to be considered a part of this Agreement and shall not affect the interpretation of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        COMPUTONE CORPORATION


                                        By:    /s/ John D. Freitag
                                               -------------------
                                        Name:  John. D. Freitag
                                               -------------------
                                        Title: Chairman
                                               -------------------
                                        Date:  3/16/01
                                               -------------------


                                               /s/ Keith H. Daniel
                                               -------------------
                                               Keith H. Daniel